Exhibit 99.1

Colfax Announces Board of Directors for Enovis, the Post-Spinoff Medical Technology Company

WILMINGTON, DE, March 11, 2022 (GLOBE NEWSWIRE) — Colfax Corporation (NYSE: CFX), a leading diversified technology company, today announced the future composition of the Board of Directors (the “Board”) of the Company, which will be renamed Enovis Corporation (“Enovis”) upon the consummation of the Company’s previously announced spin-off (the “Separation”) of its existing fabrication technology business, which will operate as ESAB Corporation.

Following the Separation, Mitchell P. Rales will continue to serve as chairman of the Board, and current Colfax directors Liam Kelly, Philip Okala, Clayton Perfall, Rajiv Vinnakota, Sharon Wienbar, and Matt Trerotola will remain in their current roles as directors of Enovis. Mr. Trerotola will also serve as CEO of Enovis upon completion of the separation.

In addition, the Board has appointed Barbara Bodem, Angela S. Lalor, Dr. Christine Ortiz and Brady R. Shirley to serve as directors of the Company, effective upon the consummation of the Separation.

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Ms. Bodem served as Senior Vice President and Chief Financial Officer at Hillrom, a global medical technology company, from 2018 until its acquisition by Baxter International Inc. (NYSE: BAX) in 2021. She previously served as the Senior Vice President of Finance at Mallinckrodt Pharmaceuticals, a pharmaceutical manufacturer, from 2015 to 2018. Ms. Bodem has also served in senior finance roles for Hospira, Inc. and Eli Lilly & Company. She currently serves as a director of Turning Point Therapeutics, Inc. (Nasdaq: TPTX), a clinical-stage precision oncology company, where she is chair of the audit committee and a member of the compensation committee, and Syneos Health, Inc., (Nasdaq: SYNH), an integrated biopharmaceutical solutions company, where she is a member of the audit committee. Ms. Bodem received both her Bachelor of Science in Finance and MBA from Indiana University. Ms. Bodem will serve as a member of the Audit Committee of the Board.

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Ms. Lalor has been Senior Vice President, Human Resources, of Danaher Corporation since 2012, and will be moving into an advisory role at Danaher as of April 1, 2022, until her planned retirement in the first quarter of 2023. Prior to her current role, Ms. Lalor served at 3M for 22 years in a series of roles of progressive responsibility, including her final role as Senior Vice President of Human Resources for the company. Ms. Lalor holds a B.A. in Psychology from University of Northern Iowa and an M.A. in Industrial Relations and Human Resources from the University of Iowa. Ms. Lalor will serve as a member of the Compensation and Human Capital Management Committee of the Board.

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Dr. Ortiz is the Morris Cohen Professor of Materials Science and Engineering at the Massachusetts Institute of Technology where she has made pioneering advancements in the areas of biotechnology, biomaterials, and nanotechnology. The author of more than 200 scholarly publications, she has supervised research projects across multiple academic disciplines, received 30 national and international honors, including the Presidential Early Career Award in Science and Engineering awarded to her by President George W. Bush, and served as the Dean for Graduate Education at MIT from 2010 to 2016. She is the founder of an innovative, nonprofit, post-secondary educational institution, Station1. Dr. Ortiz earned a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master of Science degree and a Doctor of Philosophy degree from Cornell University, each in the field of materials science and engineering. She also serves as a director of Mueller Water Products (NYSE: MWA), a publicly traded water infrastructure and technology company. At Enovis, Dr. Ortiz will serve as a member of the Nominating and Corporate Governance Committee of the Board.

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Mr. Shirley was appointed as CEO of the Company’s DJO business in November 2016. Prior to that, he served as the President of the DJO Surgical business, a position he was appointed to in March of 2014. From 2009 to 2013, Mr. Shirley was the CEO and a director of Innovative Medical Device Solutions, a company that provides comprehensive product development, manufacturing and supply chain management solutions for medical device companies within the orthopedic medical device industry. From December 1992 to August 2009, he had several key leadership positions with Stryker Corporation, including President of Stryker Communications and Senior Vice President of Stryker Endoscopy. He received a Bachelor of Business Administration in Finance from the University of Texas, Austin. Mr. Shirley will also serve as the COO and President of Enovis.

The Company also announced that current Colfax directors Patrick W. Allender, Rhonda L. Jordan and Didier Teirlinck will be resigning from the Board effective upon the consummation of the Separation to join the board of directors of ESAB Corporation, and that Thomas M. Gayner has announced his intention to retire from the Board effective as of March 31, 2022.

“I’m confident that Enovis will become one of the world’s leading medical technology companies with the guidance of this diverse, experienced and passionate board of directors,” said Mr. Trerotola. “The Enovis Board will bring a wealth of knowledge in healthcare, technology, strategic growth, financial and operational improvement, and high-performance cultures. I look forward to partnering with them to achieve our vision of creating better outcomes for patients and compounding value for investors.”

About Colfax Corporation

Colfax Corporation (NYSE: CFX) is a leading diversified technology company that provides orthopedic and fabrication technology products and services to customers around the world, principally under the DJO and ESAB brands. The Company uses its Colfax Business System, a comprehensive set of tools and processes, to create superior value for customers, shareholders and associates. In March of 2021, Colfax announced its intention to separate into two independent and public companies, which is targeted to be completed near the end of the first quarter of 2022, to accelerate strategic momentum and unlock additional value creation potential.

Enovis Corporation will be a medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Enovis’ extensive range of products, services and integrated technologies fuel active lifestyles in orthopedics and beyond. ESAB Corporation will focus on fabrication technologies. For more information about Colfax and our separation activities, please visit www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, outlook, expectations and intentions, including the intended separation of Colfax’s fabrication technology and specialty medical technology businesses (the “Separation”), and the timing, method and anticipated benefits of the Separation, and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the rise, prevalence and severity of variants of the virus, actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions, the impact on creditworthiness and financial viability of customers; risks relating to the Separation, including the final approval of the Separation by Colfax’s board of directors, the uncertainty of obtaining regulatory approvals, and a favorable tax opinion, Colfax’s ability to satisfactorily complete steps necessary for the Separation and related transactions to be generally tax-free for U.S. federal income tax purposes, the ability to satisfy the necessary conditions to complete the Separation on a timely basis, or at all, the ability to realize the anticipated benefits of the Separation, developments related to the impact of the COVID-19 pandemic on the Separation, and the financial and operating performance of each company following the Separation; other impacts on Colfax’s business and ability to execute business continuity plans; and the other factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Colfax’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact: Derek Leckow Vice President, Investor Relations Colfax Corporation +1.302.252.9159 investorrelations@colfaxcorp.com	Katie Sweet Vice President, Corporate Communications Colfax Corporation Katie.sweet@colfaxcorp.com

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